Exhibit 99.1

PRESS RELEASE

10/02/17

Carlisle Companies to Acquire Accella Performance Materials

•                  Adds over $400 million to Carlisle Construction Materials’ Building Envelope presence

•                  Excellent platform to further penetrate the ~$15B global construction related polyurethane market

•                  Spray Polyurethane Foam (SPF) and Liquid Applied Roofing (LAR) markets experiencing greater than double-digit growth rates

•                  Significant synergies of $30 million expected

SCOTTSDALE, ARIZONA, October 2, 2017 - Carlisle Companies Incorporated (NYSE:CSL), a global leader in commercial and industrial building envelope products through its Carlisle Construction Materials (CCM) operating segment, announced today that it has entered into a definitive purchase agreement to acquire Accella Performance Materials, the premier specialty polyurethane platform, from Arsenal Capital Partners for $670 million in cash.

Accella Performance Materials offers a wide range of polyurethane products and solutions across a broad diversity of markets and applications. Accella, headquartered in Maryland Heights, Missouri, has annualized revenue of approximately $430 million with pre-synergy estimated transaction EBITDA margins approaching 15%. First year EPS accretion is expected to be $0.09.   Transaction EBITDA margins and EPS accretion are defined under “Non-GAAP Measures,” and reconciled to the most directly comparable GAAP financial measures in the related exhibit.

D. Christian “Chris” Koch, Carlisle’s President and Chief Executive Officer, said: “The acquisition of Accella Performance Materials is part of our well-established strategy of providing customers with high quality, innovative solutions for building envelope applications. Accella provides an excellent adjacent opportunity into the attractive polyurethane market, which includes Spray Polyurethane Foam and Liquid Applied Roofing. Both markets are expected to grow annually at 10-15% through 2020, outpacing broader construction market growth. In addition to accessing new products, new technologies and new markets, Accella delivers profitable market diversity to our CCM business.

With the acquisition of Accella, Carlisle can now offer our customers a portfolio of products that meet an increasing array of their building needs, and can be delivered as a seamless solution or standalone offering. The combined Accella and Carlisle team will bring together significant engineering and industry expertise to create highly engineered solutions for our customers. We look forward to welcoming Accella’s talented team to Carlisle.”

Upon completion of the transaction, the business will be reported as part of the CCM segment.

Conference Call and Webcast

The Company will discuss the Accella Performance Materials acquisition on a conference call at 1:00 p.m. ET Tuesday, October 3, 2017. The call may be accessed live by going to the Investor Relations section of the Carlisle website (http://www.carlisle.com/investor-relations/events-and-webcasts/default.aspx), or the taped call may be listened to shortly after following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well. The slides will be posted on October 3, 2017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

Non-GAAP Measures

The following measures are not presented in accordance with generally accepted accounting principles (“GAAP”) and should be viewed in addition to, and not as an alternative to, the most directly comparable GAAP measures.  Reconciliations of the following non-GAAP measures to the most directly comparable GAAP measures are included in the attached exhibit.

This press release contains a statement that Transaction EBITDA margin is approaching 15% which is calculated by dividing Transaction EBITDA by Accella’s annualized revenue. Transaction EBITDA represents an estimate of Accella’s annualized net income adjusted to exclude interest expense (net of interest income), income taxes, depreciation and amortization, as well as other adjustments related to certain income, costs and expenses, including adjustments to annualize amounts related to recent Accella acquisitions.

In addition, this press release includes a non-GAAP measure of the expected accretive impact of the proposed transaction to Carlisle’s EPS, based on internal projections of the incremental net loss generated by the acquired business in the first twelve months post-acquisition, excluding year one transaction costs.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses with highly engineered and high margin products. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, agriculture, mining, construction, aerospace, defense, foodservice, healthcare, sanitary maintenance, transportation, industrial, protective coating and auto refinishing. Carlisle’s worldwide team of employees generated $3.7 billion in net sales in 2016. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Steven J. Ford
Vice President of Investor Relations,
Secretary & General Counsel
Carlisle Companies Incorporated
(480) 781-5000
http://www.carlisle.com

Carlisle Companies Inc.

GAAP to Non-GAAP Reconciliation

Amounts in Millions, except earnings per share, margin and multiple

Transaction EBITDA

Estimated Accella Revenue	$378.3
Adjustment to annualize acquired revenue	51.7
$430.0

Estimated Accella Net Loss	$(19.0)
Interest	16.0
Income taxes	5.2
Depreciation and amortization	35.7
Other adjustments	18.5
Accellla EBITDA	56.4
Adjustment to annualize acquired net income	1.9
Transaction EBITDA	$58.3

Transaction EBITDA Margin	14%

EPS Accretion—Year 1*

Expected GAAP Incremental Net Loss	$(2.2)
Add, net of tax:
Inventory Step-up	6.9
Acquisition costs	1.3
Expected Incremental Net Income	6.0

Diluted Shares Outstanding**	64.1

Expected EPS Accretion	$0.09

* Year 1 defined as period from November 1, 2017 to October 31, 2018

**Carlisle Diluted Shares Outstanding as of June 30, 2017